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                                                                    EXHIBIT 3.13




                               OPERATING AGREEMENT

                                       OF

                            BARDEN NEVADA GAMING, LLC
                       a Nevada limited liability company






THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. ss. 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), OR REGISTERED WITH OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "STATE ACTS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE ACTS. NO SALE OR OTHER TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN TO, OR RECEIPT OF ANY CONSIDERATION THEREFOR, MAY BE MADE IF THE PROPOSED SALE OR OTHER TRANSFER OF THESE SECURITIES AFFECTS THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND ANY SUCH PROPOSED SALE OR OTHER TRANSFER MUST BE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THEREFORE, MEMBERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENTS AND THESE SECURITIES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN.




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                               OPERATING AGREEMENT

                                       OF

                            BARDEN NEVADA GAMING, LLC
                       a Nevada limited liability company


     This Operating Agreement ("Agreement") is made and entered into as of the 7th day of March, 2001, by and among the undersigned, Don H. Barden, who constitutes the sole member ("Member") of Barden Nevada Gaming, LLC, a Nevada limited liability company (the "Company"), and the Company, with reference to the recitals set forth below.

                                 R E C I T A L S

     A. The undersigned Member has caused the Company to be organized pursuant to the provisions of the Act (as defined below); and

     B. The Member and the Company desire by this Agreement to set forth their agreement as to the relationship between them and as to the conduct of the business and the internal affairs of the Company.

     THEREFORE, in consideration of the mutual covenants, agreements and promises made herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Act. "Act" shall mean Chapter 86 of the NRS.

     Affiliate. "Affiliate" means with respect to a specified Person, any other Person who or which is (a) a principal of the specified Person, (b) directly or indirectly controlling, controlled by or under common control with a the specified Person, or (c) any member, director, officer, manager, relative or spouse of the specified Person. For purposes of this definition, "control", "controlling", "controlled" mean the right to exercise, directly or indirectly, more than fifty percent of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     Agreement. "Agreement" means this Operating Agreement, as amended from time to time.

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     Articles. "Articles" means the Articles of Organization of the Company as filed with the Secretary of State of Nevada, as amended from time to time.

     Capital Contribution. "Capital Contribution" means the total amount of cash and the agreed fair market value (net of liabilities) of any property contributed at any time to the capital of the Company by the Member.

     Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

     Covered Person. "Covered Person" means the Member or any Affiliate of the Member.

     Fiscal Year. "Fiscal Year" means the taxable year of the Company as determined under the Code, the Treasury Regulations or any other applicable laws.

     Gaming Authority. "Gaming Authority" means those federal, state and local governmental, regulatory and administrative authorities, agencies, boards and official responsible for or involved in the regulation of gaming or gaming activities, including manufacturing and distributing gaming devices and other gaming equipment, in any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Commission and the Nevada State Gaming Control Board.

     Gaming Laws. "Gaming Laws" means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, manufacturing and distributing within any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Control Act, as codified in NRS Chapter 463, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

     Gaming Licenses. "Gaming Licenses" shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities under the Gaming Laws.

     Interest. "Interest" means the entire ownership interest of the Member in the Company, including the right of the Member to any and all benefits to which a member may be entitled as provided under the Act and this Agreement.

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

     NRS. "NRS" means the Nevada Revised Statutes, as amended from time to time.

     Person. "Person" means a natural person, any form of business or social organization and any other nongovernmental legal entity including, but not limited to, a corporation, partnership, association, trust, unincorporated organization, estate or limited-liability company.

     Records Office. "Records Office" means an office of the Company in Nevada, which may but need not be a place of its business, at which it shall keep all records identified in NRS Section 86.241, except that none of the lists required to be maintained pursuant to NRS Section 86.241 need be maintained in alphabetical order, nor shall the Company be required to maintain at its Records Office copies of powers of attorney except those relating to the execution of the Articles and this Agreement.

     Secretary of State. "Secretary of State" means the office of the Nevada Secretary of State.

     Treasury Regulations. "Treasury Regulations" means the federal income tax regulations promulgated by the U.S. Treasury Department under the Code and codified at Title 26 of the Code of Federal Regulations, as amended from time to time.

     Unsuitable Person. "Unsuitable Person" shall mean an officer, agent or employee of the Company or an Affiliate of such Person, (i) who is denied a Gaming License by any Gaming Authority, disqualified from eligibility for a Gaming License, determined to be unsuitable to own or control an Interest or determined to be unsuitable to be connected with a Person engaged in gaming activities in any jurisdiction by a Gaming Authority, or (ii) whose continued involvement in the business of the Company as an officer, agent or employee (A) causes the Company or an Affiliate of the Company to lose or to be threatened with the loss of any Gaming License, or (B) is deemed likely, in the sole and absolute discretion of the Member, based on verifiable information or information received from the Gaming Authorities, to jeopardize or adversely affect the likelihood that the Gaming Authorities will issue a Gaming License to the Company or to an Affiliate of the Company or to adversely affect the Company's or an Affiliate of the Company's use of or entitlement to any Gaming License.

                                   ARTICLE II
                              INTRODUCTORY MATTERS

     2.1 Formation. Pursuant to the Act, the Company has been formed as a Nevada limited liability company under the laws of the State of Nevada. To the extent that the rights or obligations of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

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     2.2 Name. The name of the Company shall be "Barden Nevada Gaming, LLC." The business and affairs of the Company may be conducted under that name or any other name that the Member deems appropriate or advisable.

     2.3 Records Office. The Company shall continuously maintain in the State of Nevada a Records Office. As of the date hereof, the Records Office shall be c/o Schreck Brignone Godfrey, 300 South Fourth Street, Suite 1200, Las Vegas, Nevada. The Records Office may be changed to another location within the State of Nevada as the Member may from time to time determine.

     2.4 Other Offices. The Company may establish and maintain other offices at any time and at any place or places as the Member may designate or as the business of the Company may require.

     2.5 Resident Agent and Registered Office. The resident agent of the Company for service of process shall be as set forth in the Articles or as changed by the Member from time to time. The Company shall have as its registered office in the State of Nevada the street address of its resident agent.

     2.6 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     2.7 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.6, including, but not limited to, the power and authority to:

          (a) borrow money and issue evidence of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

          (b) conduct its business and operations in any state, territory, district or possession of the United States or in any foreign country that may be necessary or convenient to the accomplishment of the purpose of the Company;

          (c) acquire, by purchase, lease, contribution of property or otherwise, and own hold, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

          (d) enter into, perform and carry out contracts of any kind, including without limitation, contracts with the Member or any Affiliate that are necessary to, in

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connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

          (e) purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign entities;

          (f) lend money for any proper purpose, invest and reinvest its funds and take and hold real and personal property for the payment of funds so loaned or invested;

          (g) sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

          (h) appoint employees, agents and officers of the Company, and define their duties and fix their compensation;

          (i) indemnify any Person or entity and obtain any and all types of insurance;

          (j) cease its activities and cancel its insurance;

          (k) negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waiver, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

          (l) pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or hold such proceeds against the payment of contingent liabilities; and

          (m) make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

     3.1 Initial Capital. The initial capital of the Company shall be the Capital Contribution of the Member on or prior to the date hereof in such amount or value as is set forth opposite the name of the Member on Schedule I attached hereto, such Capital Contribution made in exchange for a 100% ownership interest in the capital and the profits of the Company. The Member is not required to make any additional Capital Contributions to the Company.

                                   ARTICLE IV
                               PROFITS AND LOSSES

     4.1 Profits and Losses. The Company's profits and losses for any Fiscal Year shall be allocated to the Member.

     4.2 Tax Classification. The parties agree that, so long as the Company has only one Member, it is intended that the Company be disregarded for federal and all relevant state income tax purposes and that the activities of the company be deemed to be activities of the Member for such purposes, as provided for by Treasury Regulations Sections 301.7701-1, et seq., and comparable provisions of applicable state tax law. In the event that the Company becomes an entity that has more than one Member, it is intended that the Company be treated as a "partnership" for federal and all relevant state income tax purposes, and the parties agree to make all available elections, and take all available actions, to cause the Company to be so treated.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1 Operating Distributions. Subject to Section 5.2, the Company shall from time to time distribute to the Member such amounts in cash and other assets as shall be determined by the Member.

     5.2 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution if such distribution would violate the NRS or other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which it or its assets are bound, but instead shall make such distribution as soon as practicable such that the making of such distribution would not cause such violation, breach or default.

                                   ARTICLE VI
                                   MEMBERSHIP

     6.1 Limitation of Liability. The Member shall not be liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, except to the extent required by law or in an agreement signed by the Member. The Member shall not be required to loan any funds to the Company, nor shall the Member be required to make any contribution to the Company, nor shall the Member be subject to any liability to the Company or any third party, as a result of any deficit of the Company. However, nothing in this Agreement shall prevent the Member from making secured or unsecured loans to the Company by agreement with the Company.

                                       6
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     6.2 Powers of the Member. The Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as he, she or it deems necessary, appropriate or convenient to or for the furtherance of the purpose of the Company, including, without limitation, the power and authority to execute all documents and instruments, perform all duties and powers, and do all things on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company. The Member is an agent of the Company's business and the actions of the Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Member shall be the sole Person with the power to bind the Company except and to the extent that such power is expressly delegated to any other Person by the Member in this Agreement or in writing or by oral or electronic communication, and such delegation shall not cause the Member to cease to be the Member. There shall not be a "manager" (within the meaning of the Act) of the Company.

     6.3 Election of Officers. Subject to the applicable provisions of the Gaming Laws, the Member in his sole discretion may, from time to time, appoint any individuals as officers with such duties, authorities, responsibilities and titles as the Member may deem appropriate. In the event that the Member appoints officers with "corporate" titles but fails to delineate the powers, duties, authority and responsibilities of such officers in writing, those officers shall have the powers, duties, authority and responsibilities typically given to corporate officers who have such titles. Such officers shall serve until their successors are duly appointed by the Member or until their earlier removal or resignation. Any officer appointed by the Member may be removed at any time by the Member and any vacancy in any office shall be filled by the Member. If any Person elected to serve as an officer is found to be an Unsuitable Person, the Member shall immediately remove such Person as an officer and such officer shall thereupon automatically cease to be an officer.

     6.4 Transfer of Interest. The Interest of the Member is personal property, and such Interest may be transferred or assigned, in whole or in part, in the sole discretion of the Member. Notwithstanding anything to the contrary set forth herein, no Interest in the Company may be issued or transferred in any manner whatsoever except in compliance with all Gaming Licenses and Gaming Laws.

                                   ARTICLE VII
                           DISSOLUTION OF THE COMPANY

     7.1 Dissolution. The Company shall be dissolved and its affairs wound up as determined by the Member.

     7.2 Resignation. Subject to Section 6.4 and applicable law, the Member may not resign from the Company before the dissolution and winding up of the Company.

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     7.3 Distribution on Dissolution and Liquidation. In the event of the dissolution of the Company for any reason, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section 7.3, as promptly as practicable thereafter, and each of the following shall be accomplished:

          (a)  the Member shall oversee the winding up of the Company's affairs;

          (b) the assets of the Company shall be liquidated as determined by the Member, or the Member may determine not to sell all or any portion of the assets, in which event such assets shall be distributed in kind; and

          (c) the proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:

               (i)  to the expenses of liquidation;

               (ii) to the payment of the debts and liabilities of the Company, including any debts and liabilities owed to the Member; and

               (iii) the balance, if any, to the Member.

                                  ARTICLE VIII
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

     8.1 Exculpation.

          (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, the Member or an appropriate officer or employee of the Company, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's intentional misconduct, fraud or a knowing violation of the law, which was material to the cause of action.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the

                                       8
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assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     8.2 Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member, then, to the fullest extent permitted by applicable law, a Covered Person acting under this Agreement shall not be liable to the Company or to the Member for its good faith acts or omissions in reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, shall replace such other duties and liabilities of such Covered Person.

     8.3 Indemnity. The Company does hereby indemnify and hold harmless any Covered Person to the fullest extent permitted by NRS Sections 86.411, 86.421 and 86.431.

     8.4 Determination of Right to Indemnification. Any indemnification under
Section 8.3, unless ordered by a court or advanced pursuant to Section 8.5 below, shall be made by the Company only as authorized in the specific case upon a determination by the Member that indemnification is proper in the circumstances.

     8.5 Advance Payment of Expenses. The expenses of the Member incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member is not entitled to be indemnified by the Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel of the Company other than the Member may be entitled under any contract or otherwise by law.

     8.6 Assets of the Company. Any indemnification under this Article VIII shall be satisfied solely out of the assets of the Company. No debt shall be incurred by the Company or the Member in order to provide a source of funds for any indemnity, and the Member shall not have any liability (or any liability to make any additional Capital Contribution) on account thereof.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     9.1 Notices. All notices to be given hereunder shall be in writing and shall be addressed to the party at such party's last known address or facsimile number appearing on the books of the Company. If no such address or facsimile number has been provided, it will be sufficient to address any notice (or fax any notice that may be faxed) to such party at the Records Office of the Company. Notice shall, for all purposes, be deemed


                                       9
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given and received, (a) if hand-delivered, when the notice is received, (b) if sent by United States mail (which must be by first-class mail with postage charges prepaid), three (3) days after it is posted with the United States Postal Service, (c) if sent by a nationally recognized overnight delivery service, when the notice is received, or (d) if sent by facsimile, when the facsimile is transmitted and confirmation of complete receipt is received by the transmitting party during normal business hours. If any notice is sent by facsimile, the transmitting party shall send a duplicate copy of the notice to the parties to whom it is faxed by regular mail. If notice is tendered and is refused by the intended recipient, the notice shall nonetheless be considered to have been given and shall be effective as of the date of such refusal. The contrary notwithstanding, any notice given in a manner other than that provided in this Section that is actually received by the intended recipient shall be deemed an effective delivery of such notice.

     9.2 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Member shall, in his sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company.

     9.3 Membership Certificate. The Company may issue a certificate to the Member to represent the Interest in the Company upon execution of this Agreement and the payment of the initial Capital Contribution.

     9.4 Complete Agreement. This Agreement, together with the Articles to the extent referenced herein, constitute the complete and exclusive agreement and understanding of the Member and the Company with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memoranda and understandings, whether written or oral, by and among the Member and the Company.

     9.5 Amendments. This Agreement may be amended only by a writing signed by the Member and the Company.

     9.6 Applicable Law; Jurisdiction. This Agreement, and the rights and obligations of the parties hereto, shall be interpreted and enforced in accordance with and governed by the laws of the State of Nevada without regard to the conflict laws of that State.

     9.7 Interpretation. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to


                                       10
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fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof.

     9.8 Counterparts and Facsimile Copies. Facsimile copies of this Agreement, any counterpart of this Agreement or any approval or written consent of the Member, and facsimile signatures hereon or thereon, shall have the same force and effect as originals.

     9.9 Severability. If any provision of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, illegal or unenforceable to any extent, that provision shall be deemed severable and the remainder of this Agreement, and all applications thereof, shall not be affected, impaired or invalidated thereby, and shall continue in full force and effect to the fullest extent permitted by law.

     9.10 Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

     9.11 No Third Party Beneficiaries. This Agreement is made solely among and for the benefit of the Member and the Company and their respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     9.12 Securities under the UCC. If the Member deems it advisable, the Interest may be deemed to be a security governed by Article 8 of the Uniform Commercial Code in the State of Nevada by the application to any certificate issued to evidence the Interest of a legend to that effect.

                           [signature page to follow]


                                       11
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     IN WITNESS WHEREOF, this Agreement was executed as of the date first-above written.

                                          MEMBER:


                                          /s/ Don H. Barden
                                          --------------------------------------
                                          Don H. Barden




                                          COMPANY:

                                          BARDEN NEVADA GAMING, LLC, a Nevada
                                          limited liability company


                                          By: /s/ Don H. Barden
                                              ----------------------------------
                                              Don H. Barden, Member


                                       12
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                                   SCHEDULE I



            Member's Name:                   Don H. Barden

            Member's Address:                c/o Barden Companies
                                             400 Renaissance Center, #2400
                                             Detroit, Michigan  48243

            Member's Initial
            Capital Contribution:            $100.00

            Member's Ownership Interest:     100%